SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K

              Current Report Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                     Date of Report (date of earliest event
                                   reported):
                                January 17, 1996




                                  CONSECO, INC.

                             State of Incorporation:
                                     Indiana


  Commission File Number                            IRS Employer Id. Number
     No. 1-9250                                           No. 35-1468632

                     Address of Principal Executive Offices:
                         11825 North Pennsylvania Street
                              Carmel, Indiana 46032

                                  Telephone No.
                                 (317) 817-6100



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                  CONSECO, INC. AND SUBSIDIARIES




ITEM 5.  OTHER EVENTS.

     On January 18, 1996, Conseco,  Inc.  ("Conseco")  announced the offering of
3.8 million shares of Preferred Redeemable Increased Dividend Equity Securities ("PRIDES") Convertible Preferred Stock at $61.125 per share. Conseco has granted the underwriters an option to purchase up to an additional 570,000 shares of PRIDES to cover over-allotments, if any.

     Each share of PRIDES will pay dividends at the annual rate of 7 percent of the stated $61.125 liquidation preference per share (equivalent to an annual amount of $4.279 per share), payable quarterly commencing February 1, 1996. The initial dividend of $.106975 per share for the period from January 23, 1996, through January 31, 1996, will be payable to PRIDES holders of record at the close of business on January 23, 1996. On February 1, 2000, unless either previously redeemed by Conseco or converted at the option of the holder, each share of PRIDES will mandatorily convert into one share of Conseco common stock, subject to adjustment in certain events. Shares of PRIDES are not redeemable prior to February 1, 1999. During the period February 1, 1999 through February 1, 2000, the Company may redeem any or all of the outstanding shares of PRIDES. Upon such redemption, each holder will receive, in exchange for each share of PRIDES, the number of shares of Conseco common stock equal to (A) the sum of (i) $62.195, declining to $61.125 after February 1, 1999, and (ii) accrued and unpaid dividends divided by (B) the market price of Conseco common stock at such date, but in no event less than .855 of a share of Conseco common stock.

     Proceeds  from  the  offering  of   approximately   $224.6  million  (after
underwriting and other associated costs and assuming no exercise of the over-allotment option) will be used to repay amounts outstanding under the Credit Agreement entered into on August 31, 1995.

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



                         CONSECO, INC. AND SUBSIDIARIES




ITEM 7(c).      EXHIBITS.

     1.1 Purchase Agreement and Pricing Agreement relating to Preferred Redeemable Increased Dividend Equity Securities, 7% PRIDES, Convertible Preferred Stock.

     3.(i).3 Articles of Amendment to the Articles of Incorporation of Conseco, Inc. relating to the PRIDES.

     5.2        Opinion of Lawrence W. Inlow with respect to the PRIDES.

                                        3

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                         CONSECO, INC. AND SUBSIDIARIES




                                    SIGNATURE

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                                              CONSECO, INC.



Date: January 19, 1996                          By: /s/ ROLLIN M. DICK
                                                   -------------------
                                                   Rollin M. Dick
                                                   Executive Vice President
                                                     and Chief Financial Officer




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